UNITED STATES

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Ares Dynamic Credit Allocation Fund, Inc.

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V68842-P27446 ARES DYNAMIC CREDIT ALLOCATION FUND 800 CORPORATE POINTE, SUITE 300 CULVER CITY, CA 90230 See the reverse side for instructions on how to access materials. Meeting Information Meeting Type: Annual Meeting For holders as of: April 1, 2025 Date: June 17, 2025 Time: 9:00 a.m. Pacific Time Location: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/ARDC2025 and be sure to have the information that is printed in the box marked by the arrow (located on the following page). Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/ARDC2025. XXXX XXXX XXXX XXXX Important Notice Regarding the Availability of Materials for the Annual Meeting of Stockholders to be held on June 17, 2025. You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. This notice provides instructions on how to access ARES DYNAMIC CREDIT ALLOCATION FUND materials for informational purposes only. You may view the materials online at www.proxyvote.com and easily request a paper or e-mail copy (see reverse side). ARES DYNAMIC CREDIT ALLOCATION FUND

V68843-P27446 How to View Online: Visit: www.proxyvote.com, or scan the QR Barcode below. Have the information that is printed in the box marked by the arrow on the following page. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow on the following page in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Materials Available to VIEW or RECEIVE: SCAN TO VIEW MATERIALS w PROXY STATEMENT ANNUAL REPORT

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